EXHIBIT 10.3

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

AMENDMENT NUMBER THREE

TO THE

AMENDED AND RESTATED

LICENSE AND COLLABORATION AGREEMENT

This Amendment Number Three (the “Amendment”) to the Amended and Restated License and Collaboration Agreement is entered into as of the 2nd day of August, 2013 (the “Effective Date”) by and among ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 300 Third Street, Cambridge, Massachusetts 02142 (“Alnylam”), ISIS PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 2855 Gazelle Court, Carlsbad, California 92010 (“Isis”, and each of Alnylam and Isis, a “Licensor” and together, the “Licensors”), and REGULUS THERAPEUTICS INC. (formerly Regulus Therapeutics LLC), a Delaware corporation, with its principal place of business at 3545 John Hopkins Court, San Diego, California 92121 (“Regulus”).

RECITALS

WHEREAS, Isis and Alnylam each granted a license to Regulus in accordance with that certain License and Collaboration Agreement dated September 6, 2007 (the “Original License Agreement”), which Original License Agreement was amended and restated on January 1, 2009, and further amended on June 10, 2010 and October 25, 2011 (the “Amended License Agreement”); and

WHEREAS, Isis, Alnylam, and Regulus now desire to further amend the Amended License Agreement to, among other things, grant Regulus certain licenses and rights to the GalNac Process Technology, to the extent it relates to manufacturing; and to clarify Regulus’ rights and restrictions on rights to transfer certain technology licensed to Regulus by Alnylam on the terms and conditions as provided below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Isis, Alnylam and Regulus each agrees as follows:

1.                                      DEFINITIONS

Capitalized terms used herein and not defined elsewhere herein have the meanings set forth in the Amended License Agreement.

2.                                      AMENDMENTS

2.1                               Section 2.2(a) of the Amended License Agreement shall be deleted and replaced in its entirety by the following:

“(a)                           Grants.  Subject to the terms and conditions of this Agreement (including but not limited to Section 2.4), each Licensor hereby grants to Regulus a worldwide, royalty-bearing, sublicenseable (in accordance with Section 2.5) license in the Field, under such Licensor’s Licensed IP,

(i)                                     to Develop miRNA Compounds and miRNA Therapeutics,

(ii)                                  to Manufacture miRNA Compounds and miRNA Therapeutics, and

(iii)                               to Commercialize miRNA Therapeutics.

Subject to Section 2.4, the rights granted under clauses (i), (ii) and (iii) will be (x) exclusive with respect to miRNA Compounds which are miRNA Antagonists and miRNA Therapeutics containing such miRNA Compounds, (y) non-exclusive with respect to miRNA Compounds which are Approved Precursor Antagonists and miRNA Therapeutics containing such miRNA Compounds, and (z) non-exclusive with respect to Alnylam’s Licensed IP that is GalNac ProcessTechnology.”

2.2                               Section 2.3(b) is hereby amended in its entirety as follows:

“(b)                           Regulus hereby grants to Isis a worldwide, exclusive, royalty-free, perpetual and irrevocable license, with the right to grant sublicenses, under the Regulus IP (except for Regulus IP (i) claiming the exact composition, i.e. specific sequence combined with chemistry, of a miRNA Mimic discovered by Regulus or (ii) that is an improvement to any GalNac Process Technology) solely to the extent necessary or useful to research, discover, develop, make, have made, use, sell, offer to sell and/or otherwise commercialize (i) single-stranded oligonucleotides or analogs thereof that are not miRNA Antagonists, Approved Precursor Antagonists, or Approved Mimics and (ii) any product containing single-stranded oligonucleotides or analogs thereof that are not miRNA Antagonists, Approved Precursor Antagonists, or Approved Mimics (the “Isis Field”); provided that in no event shall the rights granted above in any way restrict or otherwise prohibit Regulus from Researching, Developing, Manufacturing and Commercializing miRNA Mimics covered by such Regulus IP.”

2.3                               Section 2.5 is hereby amended by including the following Section 2.5(d) and 2.5(e):

“(d)                           Notwithstanding anything to the contrary in this Agreement, Regulus and its Affiliates may not transfer, sublicense, disclose or otherwise convey details of, any Alnylam Conjugate Technology, GalNac Process Technology, or Know-How or Patent Rights licensed to Regulus by Alnylam with respect to the delivery of oligonucleotides, to any Third Party, except that subject to Third Party Rights, Regulus and its Affiliates may:

(i)                                     with the prior written consent of Alnylam, grant a sublicense of Regulus’ rights to Alnylam Conjugate Technology and/or GalNac Process Technology under Section 2.2(a)(ii), to Third Party contract manufacturing organizations for the sole purpose of manufacturing a particular miRNA Therapeutic (or component thereof) on behalf of Regulus or its Affiliate;

(ii)                                  upon written notice to Alnylam, grant a sublicense of Regulus’ rights licensed under Section 2.2(a) to Alnylam Conjugate Technology, GalNac Process Technology, or Know-How or Patent Rights licensed to Regulus by Alnylam with respect to the delivery of oligonucleotides, to a Third Party with whom Regulus or its Affiliate has entered into a bona fide Development and Commercialization collaboration with respect to a particular Development Therapeutic; provided, that (x) such sublicense shall be limited to such Development Therapeutic, and (y) Alnylam’s prior written consent shall be required if such Third Party or Third Party’s Affiliate is in the business of providing contract manufacturing services;

(iii)                               with the prior written consent of Alnylam, grant a sublicense of Regulus’ rights under Section 2.2(a)(ii) to Alnylam Conjugate Technology, GalNac Process Technology, or Know-How or Patent Rights licensed to Regulus by Alnylam with respect to the delivery of oligonucleotides, to a Third Party contract manufacturing organizations for the sole purpose of manufacturing a particular Development Therapeutic that is an Approved Mimic (or component of such Development Therapeutic) on behalf of Regulus or its Affiliate; and

(iv)                              upon written notice to Alnylam, grant a sublicense of Regulus’ rights to Alnylam Conjugate Technology, GalNac Process Technology, or Know-How or Patent Rights licensed to Regulus by Alnylam with respect to the delivery of oligonucleotides, to a Third Party with whom Regulus or its Affiliate has entered into a bona fide Development and Commercialization collaboration with respect to a particular Development Therapeutic that is an Approved Mimic; provided, that (x) such sublicense shall be limited to such Development Therapeutic, and (y) Alnylam’s prior written consent shall be required if such Third Party or Third Party’s Affiliate is in the business of providing contract manufacturing services.

Alnylam’s prior written consent shall be required for any further sublicenses by a Sublicensee of Regulus or its Affiliates described in this Section 2.5(d) to any Third Party in the business of providing contract manufacturing services.  Alnylam’s prior written consent under clause (i) and (iii) of this Section 2.5(d) may be withheld by Alnylam in its sole discretion, not to be unreasonably withheld.

(e)                                  Regulus will and hereby does grant a sublicense of Regulus’ rights to Alnylam Conjugate Technology and GalNac Process Technology under Section 2.2(a) to Isis in connection with Isis’ exercise of its rights as an Opt-In Party; provided, that such sublicense shall be limited to the relevant Development Project’s Development Compounds.  The sublicensing restrictions in Section 2.5(d) shall also apply to Isis as an

Opt-In Party solely with respect to the sublicense by Isis of any GalNac Process Technology.”

2.4                               Section 3.1 is hereby deleted and replaced in its entirety by the following:

“3.1 Technology Transfer to Regulus. At each meeting of the Collaboration Working Group the representatives will discuss new Know-How and Patent Rights of Isis and Alnylam that are included in such Licensor’s Licensed Patents and Licensed Know-How hereunder at the level of detail necessary to enable Regulus to effectively practice such Patent Rights and Know-How.”

2.5                               Section 9.2 of the Amended License Agreement is hereby amended by adding the following Section 9.2(c):

“(c)                            GalNac Process Technology.  Notwithstanding anything in this Agreement to the contrary, (i) Alnylam has the sole right in its sole discretion, to file, prosecute, maintain, defend and enforce (including but not limited to, initiating a legal action against a Third Party with respect to the infringement of) any GalNac Process Technology Patent Rights, (ii) neither Regulus nor any Commercialization Party other than Alnylam shall have any rights under this Article 9 with respect to any Patent Rights or Know-How within the GalNac Process Technology, and (iii) Regulus will provide Alnylam, sufficiently in advance for Alnylam to comment, with copies of all patent applications and other material submissions and correspondence with, to or from any patent counsel or patent authorities pertaining to any Regulus IP that is an improvement to GalNac Process Technology, and Regulus will give due consideration to the comments of Alnylam, but will in good faith determine whether or not to incorporate such comments.”

2.6                               Exhibit 1 to the Amended License Agreement is hereby amended by adding the following Defined Terms:

“Alnylam Conjugate Technology” means Alnylam’s Licensed IP that relates to GalNAc conjugate technology, other than GalNac Process Technology.

“GalNac Process Technology” means the (i) Know-How and (ii) Patent Rights, in each case that are Controlled by Alnylam as of the Effective Date, listed on Exhibit 3, which are comprised of manufacturing technology and other technology.  No more than once per calendar year Regulus may request that this definition be expanded to include any improvements to such Know-How and Patent Rights listed on Exhibit 3.  Alnylam agrees to consider such a request in good faith, but shall not be obligated to expand the definition of GalNac Process Technology to include such improvements.”

2.7                               Section 1.51 of Exhibit 1 of the Amended License Agreement shall be deleted and replaced in its entirety by the following:

“Licensed Know-How” means, with respect to a Licensor, all Know-How Controlled by such Licensor on the Effective Date or during the term of this Agreement (except as otherwise expressly provided herein) that relates to (a) miRNA Compounds or miRNA Therapeutics in general, (b) specific miRNA Compounds or miRNA Therapeutics, (c)

chemistry or delivery of miRNA Compounds or miRNA Therapeutics, (d) mechanism(s) of action by which a miRNA Antagonist directly prevents the production of a specific miRNA, or (e) methods of treating an Indication by modulating one or more miRNAs; provided, however, that in each case, (i) for any such Know-How that include financial or other obligations to a Third Party, the provisions of Section 2.4 will govern whether such Know-How will be included as Licensed Know-How and (ii) Licensed Know How does not include manufacturing technology (including but not limited to analytical methods), other than, in the case of Alnylam as Licensor, Know-How (to the extent related to manufacturing technology) included in the GalNac Process Technology.”

2.8                               Section 1.52 of Exhibit 1 of the Amended License Agreement shall be deleted and replaced in its entirety by the following:

“Licensed Patent Rights” means, with respect to a Licensor, (A) all Patent Rights Controlled by such Licensor on the Effective Date and listed on Schedule 2.2(A), and (B) all Patent Rights Controlled by such Licensor during the term of this Agreement (except as otherwise expressly provided herein) that claim (a) miRNA Compounds or miRNA Therapeutics in general, (b) specific miRNA Compounds or miRNA Therapeutics, (c) chemistry or delivery of miRNA Compounds or miRNA Therapeutics, (d) mechanism(s) of action by which a miRNA Antagonist directly prevents the production of the specific miRNA, or (e) methods of treating an Indication by modulating one or more miRNAs; provided, however, that in each case, (i) for any such Patent Rights that include financial or other obligations to a Third Party, the provisions of Section 2.4 will govern whether such Patent Right will be included as a Licensed Patent Right and (ii) Licensed Patent Rights do not include manufacturing technology (including but not limited to analytical methods), other than, in the case of Alnylam as Licensor, Patent Rights (to the extent claiming manufacturing technology) included in the GalNac Process Technology.”

2.9                               The Amended License Agreement is hereby amended by including as Exhibit 3 to the Amended License Agreement, the Exhibit 3 (AlnylamGalNac Process Technology) attached hereto.

2.10                        Concurrent with the Effective Date of this Amendment, and pursuant to Section 2.5(d)(i) above, Alnylam consents to a grant of a sublicense of Regulus’ rights to Alnylam Conjugate Technology and Alnylam GalNac Process Technology under Section 2.2(a), [***]  for the sole purpose of manufacturing its [***] miRNA Therapeutic (or component thereof) on behalf of Regulus or its Affiliate.

3.                                      MISCELLANEOUS

3.1                               Other Terms. All other terms and conditions of the Amended License Agreement shall remain in full force and effect.

3.2                               Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed all original, and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereby execute this Amendment Number Three to the Amended and Restated License and Collaboration Agreement as of the date first written above.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Lawrence Reid, Ph.D.
Name: Lawrence Reid, Ph.D.
Title: Chief Business Officer

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer

REGULUS THERAPEUTICS INC.

By:	/s/ Kleanthis G. Xanthopoulos
Name: Kleanthis G. Xanthopoulos, Ph.D.
Title: President and CEO

Exhibit 3

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